UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2014

Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2014 annual meeting of the shareholders (the “Annual Meeting”) of Harley-Davidson, Inc. (the “Company”) was held April 26, 2014. At the Annual Meeting, shareholders elected the following directors for terms expiring in 2015 by the votes indicated:

	Shares Voted in Favor of	Shares Withholding Authority	Broker Non- Votes
Barry K. Allen	164,374,490	2,756,686	22,297,717
R. John Anderson	165,815,811	1,315,365	22,297,717
Richard I. Beattie	162,729,992	4,401,184	22,297,717
Michael J. Cave	165,348,474	1,782,702	22,297,717
George H. Conrades	163,715,395	3,415,781	22,297,717
Donald A. James	163,064,252	4,066,924	22,297,717
Sara L. Levinson	164,400,783	2,730,393	22,297,717
N. Thomas Linebarger	165,329,313	1,801,863	22,297,717
George L. Miles, Jr.	133,814,040	33,317,136	22,297,717
James A. Norling	163,528,549	3,602,627	22,297,717
Keith E. Wandell	161,144,461	5,986,715	22,297,717
Jochen Zeitz	165,309,744	1,821,432	22,297,717

The following reflects the voting results for matters other than the election of directors brought for vote at the Annual Meeting:

	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Approval of the Harley-Davidson, Inc. 2014 Incentive Stock Plan	146,831,331	19,525,015	774,830	22,297,717
Approval, by advisory vote, of the compensation of the Company's Named Executive Officers	162,176,823	3,607,167	1,347,186	22,297,717
Ratification of Ernst & Young LLP as the Company's independent auditors	177,847,608	10,831,069	750,216	----
Approval of a Shareholder Proposal regarding majority voting	89,293,613	76,796,185	1,041,378	22,297,717

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: April 30, 2014	By:	/s/ Stephen W. Boettinger
Stephen W. Boettinger
Assistant Secretary

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